Exhibit 99.1

Contact:	For financial analysts – Joe Bergstein, 610-774-5609
For news media – George Biechler, 610-774-5997
PPL Corporation
Two N. Ninth St.
Allentown, PA 18101

PPL’s presentation to be webcast from Deutsche Bank Conference on May 28

ALLENTOWN, Pa. (May 20, 2009) -- James H. Miller, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will discuss the company’s corporate strategy and general business outlook with investors and financial analysts on Thursday, May 28, at the Deutsche Bank Energy, Utilities and Power Conference.
Miller’s presentation will be available via a live webcast at 8:50 a.m. EDT that day. Interested parties may access the presentation through PPL’s main Web site: www.pplweb.com. For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 30 days.
PPL Corporation (NYSE: PPL), headquartered in Allentown, Pa., owns or controls more than 12,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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